                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use in Registration Statement No. 333-108057 on Form S-1 Amendment #2 of our report dated June 17, 2003, on our audit of the balance sheet of Commonwealth Income & Growth Fund, Inc. We also consent to the reference to our firm under the caption "Experts".

                                                 /s/ Fishbein & Company, P.C.

                                                 FISHBEIN & COMPANY, P.C.


Elkins Park, Pennsylvania
December 9, 2003

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use in Registration Statement No. 333-108057 on Form S-1 Amendment #2 of our report dated June 17, 2003 (except for Note 3, as to which the date is November 21, 2003), on our audit of the consolidated financial statements of Commonwealth Capital Corp. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".


                                                 /s/ Fishbein & Company, P.C.

                                                 FISHBEIN & COMPANY, P.C.


Elkins Park, Pennsylvania
December 9, 2003